UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2010 annual meeting of unitholders (the “Annual Meeting”) was held Wednesday, May 12, 2010.  The only item submitted to unitholders for vote was the election of seven nominees to serve on the board of directors of Legacy Reserves GP, LLC, our general partner, during 2010 and until our next annual meeting.  There were no solicitations in opposition to the nominees. Out of a total of 40,070,201 units outstanding and entitled to vote, 20,696,398 units (51.65%) were present at the meeting in person or by proxy.

Election of Directors

There were seven nominees for election to serve as directors of our general partner. Each of the nominees for election to the board was a director of our general partner at the time of the Annual Meeting. The final results of the voting with respect to each nominee to the board were as follows:

Nominee	For	Withheld
Cary D. Brown	20,407,772	288,626
Kyle A. McGraw	20,429,300	267,098
Dale A. Brown	20,407,364	289,034
G. Larry Lawrence	19,471,273	1,225,125
William D. (Bill) Sullivan	20,427,792	268,606
William R. Granberry	19,490,246	1,206,152
Kyle D. Vann	19,534,135	1,162,263

There were no votes against, abstentions or broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP By: Legacy Reserves GP, LLC, its General Partner

Date: May 17, 2010	By:	/s/ Steven H. Pruett
Name: Steven H. Pruett
Title: President, Chief Financial Officer and Secretary